UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

X .	Preliminary Information Statement

.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

.	Definitive Information Statement

HK BATTERY TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HK BATTERY TECHNOLOGY, INC.

800 E. Colorado Blvd.

Suite 888

Pasadena, CA 91101

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To the Stockholders of HK Battery Technology, Inc.:

Notice is hereby given that stockholders holding a majority of our outstanding shares of common stock, pursuant to a written consent dated July 21, 2014, have authorized and approved the following:

To amend and restate our certificate of incorporation (“Amended and Restated Certificate of Incorporation”) to effect a 1-for-100 reverse stock split of the common stock, par value $0.001 per share, of the Company (the “Reverse Split”). The total authorized shares of the Company consists of 10,000,000 shares of preferred stock, par value $0.001 per share, and 1,200,000,000 shares of common stock, par value $0.001 per share, and these authorized amounts shall remain unaffected by the proposed 1-for-100 reverse stock split.

The details of the foregoing action and other important information are set forth in the accompanying Information Statement. Our Board of Directors has unanimously approved the above actions.

Our Amended and Restated Certificate of Incorporation to effect the Reverse Split, will not be effective until it is filed with the Delaware Secretary of State. We intend to file this document twenty (20) calendar days after the accompanying Information Statement is first mailed to our stockholders.

No action is required by you. The accompanying Information Statement is furnished to you only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The Information Statement is being mailed to you on or about___, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE ACTIONS DESCRIBED HEREIN BY WRITTEN CONSENT IN LIEU OF A MEETING. SUCH WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE REVERSE SPLIT.

Dated: ___, 2014

By Order of the Board of Directors,

/s/ Jianguo Xu

Jianguo Xu, President

HK BATTERY TECHNOLOGY, INC.

800 E Colorado Blvd.

Suite 888

Pasadena, CA 91101

INFORMATION STATEMENT

___, 2014

This Information Statement is being furnished to stockholders of HK Battery Technology, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) to advise stockholders of corporate actions approved without a meeting by less than unanimous written consent of stockholders. The stockholders have approved an amendment and restatement our certificate of incorporation (“Amended and Restated Certificate of Incorporation”) to effect a 1-for-100 reverse stock split of the common stock, par value $0.001 per share, of the Company (the “Reverse Split”).

The above amendment and restatement of our certificate of incorporation (“Charter Amendment”) requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote.

There are no rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

A copy of the Charter Amendment is attached to this Information Statement as Appendix A.

We are sending this Information Statement to our stockholders as of the close of business on ___, 2014. As of such date, there were 42,865,074 outstanding shares of our common stock. The holders of our outstanding shares of common stock are entitled to one vote per share registered in their names on our books at the close of business on such date.

Our Board of Directors, by written consent on July 21, 2014, has approved, and a majority stockholder holding 30,000,000 shares (approximately 70%) of our outstanding shares of common stock on that date, have consented in writing to, the Charter Amendment. Accordingly, all corporate actions necessary to authorize the Charter Amendment have been taken. Under Section 228 of the Delaware General Corporation Law (as the same may be supplemented or amended from time to time, the “DGCL”), any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. Prompt notice of the approval of the Charter Amendment must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting. This information statement constitutes the notice required by Section 228 of the DGCL.

In accordance with the regulations under the Securities Exchange Act of 1934, as amended, the Charter Amendment will not become effective until at least twenty (20) days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the Charter Amendment with the Delaware Secretary of State. The Charter Amendment will become effective upon its filing with the Delaware Secretary of State.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our executive offices are located at 800 E. Colorado Blvd., Suite 888, Pasadena, CA 91101.

This Information Statement is first being sent or given to the holders of our outstanding shares of common stock, our only class of voting securities outstanding, on or about ___, 2014. Each holder of record of shares of our shares of common stock at the close of business on July ___, 2014, is entitled to receive a copy of this Information Statement.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the stockholders entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: WHY AREN’T WE HOLDING A MEETING OF STOCKHOLDERS?

A: Our Board of Directors has already approved the Charter Amendment and has received the written consent of holders of a majority of the shares entitled to vote on such action. Under the DGCL these actions may be approved by the written consent of a majority of the voting interests entitled to vote on such matters. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q: CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A: No. Under the DGCL, you are not entitled to appraisal and purchase of your stock as a result of the Charter Amendment.

Q: WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENT?

A: We will pay all of the costs of the Reverse Split, including the Charter Amendment, this Information Statement, and other related actions. To the extent applicable, we may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our shares of common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Charter Amendment.

AMENDMENT OF CERTIFICATE OF INCORPORATION

Reverse Stock Split

Our Board of Directors and stockholders holding a majority of our outstanding shares of common stock (the “Majority Stockholders”) have approved the Charter Amendment to effect a 1-for-100 Reverse Stock Split at any time within the sixty (60) day period after July 21, 2014. The Board had determined the split ratio based upon a review of the capital structure of the Company, including current market share price, general market conditions and the potential benefits from the Reverse Split.

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, the Charter Amendment effectuating the Reverse Stock Split with the Delaware Secretary of State. The Charter Amendment will become effective on the date they are accepted for filing with the Delaware Secretary of State. It is presently contemplated that such filing will be made on or after August 21, 2014. If the Reverse Split is not affected by September 29, the authority to file the Reverse Split Amendment and effect the Reverse Split will lapse.

The board of directors has authorized a record date of July ___, 2014 for purposes of determining stockholders of the Company who are entitled to receive this Information Statement.

The consenting stockholders believe that the Reverse Split will be in the best interest of the Company and its stockholders because having an appropriate capital structure will facilitate the Company’s ability to enter into and successfully consummate a business combination transaction with an acquisition target. The board of directors has considered the likely enterprise value of companies who would be candidates for a business combination transaction with the Company, the relative value of such potential candidates and the Company, and the total number of shares that would be outstanding in the event of such business combination. Enhancing the attractiveness and suitability of the Company’s capital structure in turn, it is believed, will generate greater investor interest in the Company.

The effect of the 1-for-100 Reverse Split would be to reduce the total number of shares of the Company’s Common Stock from 42,865,074 to approximately 428,651 issued and outstanding shares. However, the Reverse Split will affect all of the holders of the Company’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except for insignificant changes that will result from the rounding of fractional shares.

If the Reverse Split is effected, it will take place without any action on the part of the holders of all classes of the Company’s Common Stock and without regard to current certificates representing shares of all classes of the Company’s Common Stock being physically surrendered for certificates representing the number of shares of all classes of the Company’s Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of the Company’s Common Stock will not be issued.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded to the next whole share.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

IF ANY STOCKHOLDER HAS QUESTIONS RELATING TO THE TAX EFFECT OF THE REVERSE SPLIT, THE STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR TO ADDRESS THESE QUESTIONS.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a slight taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares pre-split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary as to each stockholder, depending on the state in which such stockholder resides.

Additional Background Information

As we have previously reported, in March 2012, we received a notice from the Committee on Foreign Investment in the United States (“CFIUS”) that an agency notice had been submitted to CFIUS pursuant to Section 721 of the Defense Production Act of 1950, as amended, with regard to the acquisition in October 2010 by Far East Golden Resources, in a private placement offering, of shares equal to approximately 88.4% (at the time) of the outstanding common stock of the Company; and that in April 2012, we received another notice from CFIUS that CFIUS was undertaking an investigation of that transaction. In May 2012, we received a notification from CFIUS proposing that Hybrid Kinetic Group Limited, a limited liability company incorporated in Bermuda (“Hybrid Kinetic”) (the ultimate controlling entity of Far East Golden Resources) and the U.S. Department of Defense (“DoD”) enter into a National Security Agreement as a measure to mitigate asserted risks to the national security of the United States determined to exist by CFIUS due to the fact that our Tempo mineral lease property was in proximity to U.S. Naval Air Station Fallon, which agreement would have required, among other things, that Hybrid Kinetic and Nevada Gold take actions to sell, break or abandon all leases and claims at or near our Tempo mine site (the “Tempo Leases and Claims”) through the disavowal, transfer, or sale of all interests in the Tempo Leases and Claims. Subsequently, Hybrid Kinetic and Far East Golden Resources agreed to undertake certain actions to divest their interests in Nevada Gold, in lieu of a disposition or abandonment by Nevada Gold of the Tempo Leases and Claims, and CFIUS withdrew its notice, subject to the terms and conditions imposed by CFIUS in an Order dated June 2012.

However, we were unable to find a buyer that was willing to purchase the Tempo Leases and Claims and that was satisfactory to CFIUS. Accordingly, our board of directors determined to abandon the Tempo Leases and Claims. We did not pay to the Tempo lessor, Gold Standard Royalty Corporation, an Advance Minimum Royalty Payment of approximately $150,000 that was due by January 15, 2013, and as of February 15, 2013, Gold Standard Royalty Corporation terminated our lease of the 206 contiguous unpatented lode claims on the Tempo Mineral Prospect.

As a result, the Company does not hold any mineral lease or property, and our Board has determined that we will not in the future hold any mineral lease or property. Management, along with the Board of Directors, determined that it was in the best interest of the Company and its shareholders to explore opportunities in the battery technology field. Members of management and of the Board of Directors have experience in this field. For example, Hybrid Kinetic purchased Zhejiang GBS Energy Co. Ltd, a China-based lithium-ion battery manufacturer, in 2010. Some of the current directors and officers of NGHI have experience in the battery industry by virtue of the fact that they participated in the acquisition of Zhejiang GBS Energy Co. Ltd. by our ultimate parent company, Hybrid Kinetic, while they were serving as directors of Hybrid Kinetic. (However, the Company does not have any relationship with Zhejiang GBS Energy Co. Ltd, and no merger or other transaction with that entity or its affiliates is being contemplated.)

The Company at this time intends to seek a merger, combination or other business transaction with a company that develops and/or manufactures battery packs with advanced technologies, and believe that the change of our name will facilitate such efforts. However, the Company has not yet entered into any agreement, nor does it have any commitment or understanding to enter into or become engaged in such a transaction with any party. We have not definitively identified any particular business combination or opportunity at this time.

Our Board of Directors may at any time determine to redirect the Company’s efforts to find a combination or acquisition target to another business or industry. Potential candidate target companies are not limited to any specific business, industry or geographical location and, thus, may acquire any type of business. Further, we may acquire or combine with a venture that is in its preliminary or development stage, one that is already in operation or one that is in a more mature stage of its corporate existence. Accordingly, business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex. See Item 1, “Business—Our Business Plan” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, for more information.

Description of Securities

General

We are a Delaware corporation, and our affairs are governed by our certificate of incorporation, our by-laws and the DGCL. The following are summaries of material provisions of our certificate of incorporation and the DGCL insofar as they relate to the material terms of our shares of common stock. We have filed copies of our complete certificate of incorporation and bylaws as exhibits to our prior filings with the Securities and Exchange Commission. The following summary description relating to our share capital does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws.

Shares of Common Stock

Our certificate of incorporation authorizes us to issue up to 1,200,000,000 shares of common stock, with a par value of $0.001 per share. The Reverse Split will have no effect on the total number of shares of common stock that are authorized for issuance. To the extent that additional authorized shares of common stock are issued in the future, they will decrease our existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of our shares of common stock have no preemptive rights.

Voting

Holders of shares of common stock are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of shares of common stock do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of shares of common stock have no preemptive rights to purchase shares of common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the shares of common stock.

Dividends

The holders of our shares of common stock are entitled to such dividends as may be declared by our board of directors. We have not paid any dividends on our shares of common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Preferred Stock

We are currently authorized to issue 10,000,000 blank check shares of preferred stock, $0.001 par value per share with designations, rights and preferences determined from time to time by our Board of Directors. The Charter Amendment will not increase the number of authorized shares of preferred stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Shares of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

We do not have any current plans, proposals or arrangements, written or otherwise, to create or issue any shares of preferred stock using the “blank check” authority afforded our Board of Directors by the Charter Amendment. However, our Board believes that this authority is beneficial because it provides us with increased flexibility in pursuit of equity financing. Having authorized “blank check” preferred stock permits us to issue preferred stock for purposes that may be identified in the future, including (i) to raise additional capital or (ii) to engage in a range of investment and strategic opportunities through equity financings. The shares of preferred stock permit our Board of Directors to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further shareholder approvals. In addition, our Board of Directors believes that the having authorized “blank check” preferred stock improves our ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in shares of common stock.

The issuance of preferred stock could affect the relative rights of the holders of our shares of common stock. Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our shares of common stock may be diluted. For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our shares of common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of our company, receive a certain amount per share of their preferred stock before the holders of our shares of common stock receive any distribution, (iii) rights to convert their preferred stock into shares of common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our shares of common stock. The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

•

Reduction of the amount of funds otherwise available for payment of dividends on our shares of common stock;

•

Restrictions on dividends on our shares of common stock;

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Dilution of the voting power of our shares of common stock; and

•

Restrictions on the rights of holders of our shares of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

Possible Anti-Takeover Effects of Blank Check Preferred Stock

Our current certificate of incorporation permits the issuance of blank check preferred stock, upon approval by the board of directors, and this will continue to be the case after amendment and restatement of our certificate of incorporation in connection with the Reverse Split. Our board of directors acknowledges that the issuance of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management. Because the authorization of “blank check” preferred stock could be used by our board of directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

No Dissenters’ Rights

Under the DGCL and our certificate of incorporation, holders of our voting securities are not entitled to any rights of appraisal or similar rights of dissenters with respect to the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of June 3, 2014, by:

•

each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

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each of our directors;

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each of our executive officers; and

•

all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below c/o HK Battery Technology, Inc., 800 E. Colorado Blvd., Suite 888, Pasadena, California 91101.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Yung Yeung	Common Stock	0	(3)	-%

Jianguo (Jason) Xu	Common Stock	0		-

Chunhua Huang	Common Stock	0		-

Jimmy Wang	Common Stock	0	(4)	-

Vincent Wang	Common Stock	0		-

All directors and executive officers as a group (5 persons)	Common Stock	0		-%

Hybrid Kinetic Group Limited 800 E. Colorado Blvd., Suite 888, Pasadena, California 91101	Common Stock	60,000,000	(4)	82.3%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 3, 2013, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentages based upon 42,865,074 shares of common stock outstanding as of June 3, 2013; percentages are rounded to the nearest 0.1%.

(3)

See Note 4 below. Under the rules of the SEC, Mr. Yeung may be deemed to beneficially own the shares of common stock beneficially owned by Hybrid Kinetic Group Limited. Mr. Yeung disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(4)

Includes 30,000,000 shares of common stock, plus a warrant to purchase 30,000,000 shares that are currently exercisable. Far East Golden Resources is the direct beneficial owner of these shares and is a wholly owned subsidiary of Hybrid Kinetic Group Limited. Sun East LLC, a California limited liability company, owns 26% of the issued share capital of Hybrid Kinetic Group Limited and may be deemed to be a controlling person thereof and beneficial owner of these shares. Sun East LLC is owned (i) 35% by our director, Yung Yeung, who is Chairman, Chief Executive Officer and director of Hybrid Kinetic Group Limited and (ii) 65% by Manwai Ma and Jimmy Wang, as co-trustees for certain trusts established for the benefit of the children of Mr. Yeung. Jimmy Wang may be deemed a beneficial owner of the percentage of the Company’s common stock that is owned indirectly by the trusts for which he is a co-trustee; however, he disclaims such beneficial ownership.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the SEC. For further information about us, you may refer to:

•

our Annual Report on Form 10-K for the year ended December 31, 2013;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

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any Current Reports on Form 8-K we may file after the date hereof.

Copies of these reports and other information may be viewed at the SEC’s website at http://www.sec.gov. Additionally, these filings can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Washington, DC 20549.

Dated: ___, 2014

By Order of the Board of Directors,

/s/ Jianguo Xu

Jianguo Xu

Chief Executive Officer

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HK BATTERY TECHNOLOGY, INC.

HK Battery Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is “HK BATTERY TECHNOLOGY, INC.” The Corporation was originally incorporated under the same name; and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 16, 2004, renewed and revived on October 22, 2008, amended on November 3, 2008, amended on September 15, 2010, and amended on August 29, 2013.

SECOND: That by unanimous written consent of the Board of Directors of the Corporation, filed with the minutes of the Corporation, resolutions were duly adopted setting forth the proposed amendment and restatement of the Certificate of Incorporation of the Corporation (attached as Exhibit A hereto) and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves in all material respects and recommends that the Corporation’s stockholders approve and consent to the filing of the Amended and Restated Certificate of Incorporation attached as Exhibit A, upon the effective filing date of which each one hundred (100) issued and outstanding shares of Common Stock shall be combined into one (1) share of Common Stock.

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of the Corporation took action by executing a written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware to approve such amendment and restatement. The holder all of the outstanding stock entitled to consent thereto have granted written consent with respect to such stock in favor of said amendment and restatement.

FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation as amended through the date of filing of this document.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on •, 2014.

HK BATTERY TECHNOLOGY, INC.

/s/ Jianguo Xu

Jianguo Xu, Chief Executive Officer

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HK BATTERY TECHNOLOGY, INC.

The name of this corporation is “HK Battery Technology, Inc.”, a Delaware corporation (the “Corporation”).

ARTICLE I.

The address of the registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, State of Delaware 19808. The name of its registered agent at such address is The Company Corporation.

ARTICLE II.

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE III.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

General

The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.001 per share (“Common Stock”) and Preferred Stock, par value $0.001 per share (“Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is one billion two hundred million (1,200,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000).

Reverse Stock Split

Upon filing this Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Split Effective Date”), each one hundred (100) shares of Common Stock, par value $0.001 per share, of the Corporation issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one (1) share of common stock, par value $0.001 per share of the Corporation (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.

Notwithstanding the immediately preceding paragraph, no stockholder shall be entitled to any fractional shares of New Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In each case where the reclassification of Old Common Stock would result in a fractional share with respect to any stockholder, in lieu of such fraction of a share, such stockholder shall be entitled to one whole share of New Common Stock.

The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

ARTICLE V.

The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

ARTICLE VI.

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

ARTICLE VII.

The Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of the Corporation are granted subject to this reservation.

ARTICLE VIII.

1.

Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

2.

Right of Claimant to Bring Suit. If a claim under Section 1 of Article VIII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

3.

Non-Exclusivity of Rights. The rights conferred on any person by Sections 1 and 2 of this Article VIII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation (as may be further amended), bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

4.

Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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